Exhibit 10.2

This Note Purchase Agreement, dated May 13, 2005, is between Crestview Capital Master, LLC (the “Lender”), and Allion Healthcare, Inc., a Delaware corporation (the “Borrower”).

1. Authorization and Issuance of the Promissory Note.

1.1 Authorization of the Promissory Note. In order to finance the Borrower’s working capital needs, the Borrower has authorized the issuance to Lender of a Promissory Note in the principal amount of $2,000,000 (the “Loan Amount”), to be dated the Closing Date (as defined below), to expire on the first anniversary of the date hereof, to bear interest on the unpaid balance thereof at the rates set forth therein from the date thereof until the principal shall be paid in full, and to be substantially in the form of Exhibit A (the “Promissory Note”).

1.2 Issuance of the Promissory Note. The Borrower will issue to the Lender, at the Closing provided for in Section 2, the Promissory Note. At the Closing, the Lender will loan to the Borrower, on the terms and subject to the conditions hereof, an amount equal to the Loan Amount.

1.3 Representations and Warranties. The Borrower represents, warrants and covenants as follows:

(A) Good Standing of the Borrower; Authorization. The Borrower (i) is duly and validly organized, validly existing and in good standing as a corporation in the State of Delaware; (ii) is duly qualified as a foreign corporation to do business in all other jurisdictions wherein the nature of its business or property makes such qualifications necessary; and (iii) has full corporate power and authority to own its properties and to carry on its business as presently conducted and to enter into and perform this Agreement, the Promissory Note, the Warrant (as defined in Section 2) and the Registration Rights Agreement (as defined in Section 2) (collectively, the “Transaction Documents”). The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary proceedings on the part of the Borrower. This Agreement, the Promissory Note and the Registration Rights Agreement have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. Upon the closing of the Offering (as defined in the Promissory Note), the Warrant will be duly executed and delivered by the Borrower and will thereafter constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(B) Compliance with Other Instruments. The execution, delivery and performance of the Transaction Documents will not result in any breach of, or constitute a default under the charter or by-laws of the Borrower, or any material agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Borrower. The Borrower is not in violation of any term of its charter or by-laws, or any term of any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to it, the violation of which could materially adversely affect the business, operations, properties or financial condition of the Borrower.

(C) SEC Reports; Material Adverse Changes. The forms, reports and documents filed by the Borrower with the Securities and Exchange Commission since January 1, 2003 (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) (collectively, the “SEC Reports”) did not at the time filed or at the time of their respective effective dates, as the case may be (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not misleading. The Borrower does not know of any fact (other than matters of a general economic or political nature) which materially adversely affects or, so far as the Borrower can now reasonably foresee, will materially adversely affect the business, operations, properties or financial condition of the Borrower, or the performance by the Borrower of its obligations under the Transaction Documents.

(D) Pending Litigation. There are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Borrower, threatened, against or affecting the Borrower before any court, arbitrator or administrative or governmental body which could adversely affect any action taken or to be taken by the Borrower under any of the Transaction Documents or which could materially adversely affect the business, operations, properties or financial condition of the Borrower.

(E) Governmental Consents and Permits. No consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Borrower is required for the valid execution and delivery of any of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby. The Borrower has all material permits, licenses, franchises or other governmental authorizations necessary or appropriate to operate its business.

(F) Outstanding Indebtedness. The outstanding principal balance of the credit facility provided to the Borrow by GE HFS Holding LLC (“GE”) as of May 13, 2005 is $5,243,137.02, and as of such date, all interest and fees required to be paid had been paid, and there was no event of default, or event which, with the giving of notice or lapse of time, could become an event of default, under such credit facility. The Borrower covenants that, upon the closing of the Offering (as defined in the Promissory Note), the Borrower shall repay the entire principal balance then outstanding under the credit facility and all accrued and unpaid interest thereon and fees thereunder.

(G) Disclosure. No statement contained in this Agreement contains any untrue statement of a material fact or omit to state a material fact necessary in order to make such statement, in the light of the circumstances under which it was made, not misleading.

The Lender represents and warrants as follows: the Lender understands that the Promissory Note, the Warrant and any shares of common stock issued under the Warrant (collectively, the “Securities”) have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”); the Lender also understands that the Securities are being and will be offered and issued pursuant to an exemption from registration contained in the

Securities Act based in part upon the Lender’s representations contained in this Agreement; the Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Borrower so that it is capable of evaluating the merits and risks of its investment in the Securities and has the capacity to protect its own interests; the Lender must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available; the Lender understands that the Borrower has no present intention of registering the Securities, except as provided in the Registration Rights Agreement; the Lender also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Lender to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Lender might desire; the Lender is and will be acquiring the Securities for the Lender’s own account, and not with a view towards their distribution; the Lender represents that by reason of its business or financial experience, the Lender has the capacity to protect its own interests in connection with the transactions contemplated by the Transaction Documents; the Lender is aware of no publication of any advertisement in connection with the transactions contemplated by the Transaction Documents; the Lender represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

2. Closing. The closing of the issuance of the Promissory Note to the Lender (the “Closing”) will take place at the offices of Nixon Peabody LLP, 990 Stewart Avenue, Garden City, New York, at 10:00 a.m. on the date hereof or on such other date as the parties may mutually agree (the “Closing Date”). At the Closing, the Borrower will execute and deliver to the Lender the Promissory Note and the Registration Rights Agreement in substantially the form of Exhibit C (the “Registration Rights Agreement”), and the Lender will execute and deliver to the Borrower the Registration Rights Agreement. Borrower agrees to execute and deliver, upon the closing of the Offering, the Warrant in substantially the form of Exhibit B to purchase up to 40,000 shares of the Borrower’s common stock (subject to increase as set forth therein) (the “Warrant”). If there occurs a Change in Control prior to execution and delivery of the Warrant, Borrower shall pay to Lender, upon the closing of the Change in Control, an amount (the “Change in Control Amount”) equal to the product of (x) that number of shares of Borrower’s common stock that would have been issuable upon exercise of the Warrant on the closing of the Change in Control had the Warrant been issued on such date, multiplied by (y) (i) the price per share paid or distributed to the holders of common stock, par value $.01 per share, of Borrower (“Common Stock”) in respect of their shares of Common Stock, minus (ii) $6.26 (as adjusted as if $6.26 was the Exercise Price (as defined in the Warrant) contained in the Warrant had it been executed and delivered as of the date hereof). If (i) minus (ii) above is a negative number, then no Change in Control Amount shall be paid. For purposes of this Agreement, “Change in Control” means (a) a sale of all or substantially all of the assets and business of the Borrower or (b) a sale of the Borrower’s outstanding securities, or a merger or consolidation involving the Borrower, in each case unless the result is that the holders of the Borrower’s outstanding securities immediately prior to the consummation of such transaction hold voting securities in excess of fifty percent (50%) of the voting power of the Borrower or the surviving or resulting entity, as the case may be.

3. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier, or if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses or by telecopy, receipt confirmed (or at such other address as shall be given in writing by any party to the other):

If to Allion, to:

Allion Healthcare, Inc.

1660 Walt Whitman Road

Melville, New York 11747

Fax: (631) 547-6532

Attention: Michael P. Moran

With a copy to:

Nixon Peabody LLP

990 Stewart Avenue, 3rd Floor

Garden City, New York 11530

Fax: (516) 832-7555

Attention: Allan H. Cohen

If to Warrant Holder, to:

95 Revere Drive

Suite A

Northbrook, IL 60062

Fax: 847-599-5807

Attention: Stewart Flink

4. Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6. Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Facsimile copies of original signatures shall be effective as original signatures.

8. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. This Agreement may not be amended except by an instrument in writing signed by the party sought to be charged with effect of such amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ALLION HEALTHCARE, INC.

By:
Name:	Michael P. Moran
Title:	President & Chief Executive Officer

CRESTVIEW CAPITAL MASTER, LLC

By:
Name:
Title: